Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Hugh Suhr
(404) 827-6714	(404) 827-6813
For Immediate Release
July 17, 2015

SunTrust Reports Second Quarter 2015 Results
Continued Execution of Core Strategies Leads to Solid Earnings Growth and Improved Returns

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $467 million, or $0.89 per average common diluted share compared to $0.78 per share earned in the prior quarter. The current quarter was favorably impacted by a $0.03 per share discrete income tax benefit.

Earnings per share increased $0.17 over the second quarter of 2014, which was negatively impacted by $0.09 per share, related to the resolution of specific legacy mortgage-related matters, partially offset by the gain on sale of RidgeWorth. Excluding the prior-year matters, earnings per share grew 10% year over year.

For the first half of 2015, earnings per share were $1.67. Excluding the aforementioned matters which negatively impacted the prior year, earnings per share grew 8% over the same period in 2014.

“Our performance this quarter demonstrates solid execution of our key strategies - deepening client relationships, optimizing the balance sheet, and improving efficiency.  This was evidenced by higher revenue, continued deposit growth, and improved returns.  In addition, our asset quality performance continues to be strong,” said William H. Rogers, Jr., chairman and CEO of SunTrust Banks, Inc.  “As we look forward, we are confident in our strategies and remain intensely focused on delivering further value to our clients and shareholders.”

Second Quarter 2015 Financial Highlights
Income Statement

•	Net income available to common shareholders was $467 million, or $0.89 per average common diluted share.

◦	Represents a 14% sequential quarter increase and includes a $0.03 per share favorable impact from a discrete income tax item in the current quarter.

•	Total revenues increased 4% compared to the prior quarter due to higher net interest income and broad-based growth in fee income.

◦	Net interest income grew 2% sequentially due to a 3 basis point increase in the net interest margin and one additional day.

◦	Noninterest income increased 7% sequentially driven by increases in most fee income categories, most notably investment banking income.

•
Noninterest expense increased 4% compared to the prior quarter, primarily driven by $14 million of debt extinguishment costs in the current quarter, as well as discrete recoveries recognized in the prior quarter. Certain incentive costs also increased sequentially due to improved business performance.

•	The efficiency and tangible efficiency ratios in the current quarter were 63.9% and 63.6%, respectively.

Balance Sheet

•	Average loan balances declined slightly compared to the prior quarter primarily due to loan sale activity, offset by growth in higher yielding loan products, improving the overall loan mix.

•
Average client deposits increased 2% sequentially and 9% compared to the second quarter of 2014, with all of the growth coming from low-cost deposits, resulting in continued favorable mix shift. The deposit growth also drove a reduction in higher-cost wholesale funding.

Capital

•
Estimated capital ratios continued to be well above regulatory requirements. The Common Equity Tier 1 ratio and Tier 1 capital ratios were estimated to be 9.8% and 10.5%, respectively, as of June 30, 2015, on a fully phased-in basis.

•
During the quarter, the Company increased its quarterly common stock dividend from $0.20 per share to $0.24 per share and repurchased $175 million of its common stock. The Company repurchased $115 million of common stock in the prior quarter.

•	Book value per share was $42.46, and tangible book value per share was $30.65, both up sequentially.

Asset Quality

•
Asset quality continued to improve, as nonperforming loans declined 21% from the prior quarter and totaled 0.36% of total loans at June 30, 2015. The decline was primarily driven by a $110 million transfer of nonperforming mortgage loans to loans held-for-sale.

•
Net charge-offs for the current quarter were $87 million, representing 0.26% of average loans on an annualized basis, declining from $99 million in the prior quarter and $113 million in the second quarter of 2014.

•
The provision for credit losses decreased $29 million and $47 million compared to the prior quarter and the second quarter of 2014, respectively, driven by the continued improvement in asset quality, combined with slower loan growth.

•	At June 30, 2015, the allowance for loan and lease losses to period-end loans ratio was 1.39%, 4 basis points lower than the prior quarter given further improvements in asset quality.

Presented on a fully taxable-equivalent basis
Income Statement (Dollars in millions, except per share data)	2Q 2014	1Q 2015	2Q 2015
Net income available to common shareholders	$387	$411	$467
Earnings per average common diluted share	0.72	0.78	0.89
Adjusted earnings per average common diluted share (1)	0.81	0.78	0.89
Total revenue	2,201	1,992	2,077
Net interest income	1,244	1,175	1,203
Provision for credit losses	73	55	26
Noninterest income	957	817	874
Noninterest expense	1,517	1,280	1,328
Net interest margin	3.11%	2.83%	2.86%

Balance Sheet (Dollars in billions)
Average loans	$130.7	$133.3	$132.8
Average consumer and commercial deposits	130.5	140.5	142.9

Capital
Capital ratios at period end (2) :
Tier 1 capital (transitional)	N/A	10.76%	10.75%
Common Equity Tier 1 ("CET1") (transitional)	N/A	9.89%	9.90%
Common Equity Tier 1 ("CET1") (fully phased-in)	N/A	9.74%	9.75%
Total average shareholders’ equity to total average assets	12.23%	12.24%	12.34%

Asset Quality
Net charge-offs to average loans (annualized)	0.35%	0.30%	0.26%
Allowance for loan and lease losses to period-end loans	1.55%	1.43%	1.39%
Nonperforming loans to total loans	0.69%	0.46%	0.36%
(1) See page 23 for non-U.S. GAAP reconciliation
(2) Current period Tier 1 capital and CET1 ratios are estimated as of the date of this news release. Basel III Final Rules became effective for the Company on January 1, 2015; thus, Basel III capital ratios are not applicable ("N/A") in periods ending prior to January 1, 2015.

Consolidated Financial Performance Details
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.1 billion for the current quarter, an increase of $85 million compared to the prior quarter. The increase was driven by higher net interest income and broad-based growth in noninterest income, with particularly strong growth in investment banking income. Compared to the second quarter of 2014, total revenue declined $124 million; however, excluding the gain on sale of RidgeWorth in the second quarter of 2014, revenue declined $19 million, driven largely by a decrease in net interest income and foregone RidgeWorth revenue, partially offset by higher investment banking income.
For the six months ended June 30, 2015, total revenue was $4.1 billion, a decline of $161 million compared to the first six months of 2014. The decline was driven by the gain on sale of RidgeWorth and associated foregone revenue and a decline in net interest income, partially offset by increases in most noninterest income categories.

Net Interest Income
Net interest income was $1.2 billion for the current quarter, an increase of $28 million compared to the prior quarter. The increase was primarily due to an additional day in the second quarter, an improvement in core loan yields, and higher commercial loan-related swap income. Compared to the second quarter of 2014, the $41 million decline in net interest income was driven by lower commercial loan-related swap income and lower earning asset yields, partially offset by growth in average earning assets.
Net interest margin for the current quarter was 2.86% compared to 2.83% in the prior quarter and 3.11% in the second quarter of 2014. The 3 basis point increase compared to the prior quarter was largely driven by higher commercial loan-related swap income and higher consumer and mortgage loan yields. The 25 basis point decline in net interest margin compared to the second quarter of 2014 was due primarily to 20 and 52 basis point declines in loan and investment securities yields, respectively. The decline in loan yields was due to a reduction in commercial loan-related swap income, as well as the prolonged low interest rate environment, which impacted both loan and investment security yields.
For the six months ended June 30, 2015, net interest income was $2.4 billion, a $105 million decrease compared to the first six months of 2014. The net interest margin was 2.85% for the first half of 2015, a 30 basis point decline compared to the same period in 2014. The declines in both net interest income and net interest margin were driven by the same factors that impacted the year-over-year comparisons discussed above.
Noninterest Income
Noninterest income was $874 million for the current quarter, compared to $817 million for the prior quarter and $957 million for the second quarter of 2014. The $57 million increase from the prior quarter was due to increased investment banking revenue, increases in other fee income categories, and higher gains on the sale of securities, partially offset by a decline in mortgage-related income. Compared to the second quarter of 2014, noninterest income decreased $83 million, driven primarily by the gain on sale of RidgeWorth in the second quarter of 2014 and the associated foregone revenue, partially offset by higher mortgage-related and investment banking revenue, along with higher gains on the sale of investment securities.
Investment banking income was $145 million for the current quarter, compared to $97 million in the prior quarter and $119 million in the second quarter of 2014. The sequential quarter increase was due to strong client-driven performance across most product areas, particularly in syndicated finance, debt capital markets, equity origination, and M&A advisory. Compared to the second quarter of 2014, the increase was due to higher equity origination fees and debt capital markets activity.
Trading income was $54 million for the current quarter, compared to $55 million for the prior quarter and $47 million in the second quarter of 2014. The sequential quarter decrease was driven by lower core trading revenue, mostly offset by an increase in mark-to-market valuation gains on the Company's debt carried at fair value. Compared to the second quarter of 2014, the increase was driven largely by an increase in mark-to-market valuation gains on the Company's debt carried at fair value, partially offset by lower core trading income.
Mortgage production-related income for the current quarter was $76 million compared to $83 million for the prior quarter and $52 million for the second quarter of 2014. The sequential quarter decrease was due to a decline in interest rate lock volume and gain-on-sale margins. The increase compared to the second quarter of 2014 was driven by higher mortgage production volume and a decline in the provision for repurchases, partially offset by a decline in gain-on-sale margins. Gain-on-sale margins in the current quarter were adversely impacted by higher mortgage interest rates and an increase in loan production from the correspondent channel. Mortgage production volume increased 27% compared to the prior quarter and 59% compared to the second quarter of 2014. Applications declined 10% sequentially, entirely driven by lower refinance activity given the increase in interest rates in the second quarter, partially offset by strong growth in purchase applications.

Mortgage servicing income was $30 million for the current quarter, compared to $43 million in the prior quarter and $45 million in the second quarter of 2014. The decline compared to the prior quarter was driven by higher servicing asset decay, resulting from increased prepayments, and lower net hedge gains. Compared to the second quarter of 2014, the decline was due to higher decay in the current quarter, partially offset by higher servicing fees as a result of a larger servicing portfolio. The servicing portfolio was $145 billion at June 30, 2015, compared to $134 billion at June 30, 2014.
Trust and investment management income was $84 million in both the current and prior quarter and $116 million in the second quarter of 2014. The $32 million decline compared to the prior year was due entirely to foregone revenue resulting from the sale of RidgeWorth in the second quarter of 2014.
Other noninterest income was $52 million for the current quarter, compared to $63 million in the prior quarter and $170 million in the second quarter of 2014. The sequential quarter decrease was primarily due to an $18 million gain from the sale of legacy affordable housing investments in the prior quarter, partially offset by higher leasing-related income in the current quarter. Compared to the prior year, the decline was driven by the $105 million pre-tax gain on the sale of RidgeWorth and gains on the sale of government-guaranteed mortgage loans in the second quarter of 2014.
For the six months ended June 30, 2015, noninterest income was $1.7 billion, a decrease of $56 million compared to the first six months of 2014. The decline was due to the gain on the sale of RidgeWorth and associated foregone revenue, partially offset by higher investment banking and mortgage production income, as well as growth in other fee categories.
Noninterest Expense
Noninterest expense for the current quarter was $1.3 billion, compared to $1.3 billion in the prior quarter and $1.5 billion in the second quarter of 2014. The $48 million increase relative to the prior quarter was primarily due to $14 million of debt extinguishment costs incurred in the current quarter and discrete recoveries recognized in the prior quarter. Additionally, a decline in seasonally higher employee compensation in the prior quarter was partially offset by higher incentive compensation in the current quarter related to improved business performance. Compared to the prior year, the decline in noninterest expense was due to $179 million of specific legacy mortgage-related operating losses recognized in the second quarter of 2014.
Employee compensation and benefits expense was $756 million in the current quarter, compared to $771 million in the prior quarter and $763 million in the second quarter of 2014. The sequential decrease of $15 million was due to the seasonal decline in employee benefits and FICA taxes, partially offset by higher salaries and incentive compensation driven by improved business performance. The $7 million decrease from the second quarter of 2014 was largely a result of the sale of RidgeWorth, partially offset by higher incentive compensation.
Operating losses were $16 million in the current quarter, compared to $14 million in the prior quarter, and $218 million in the second quarter of 2014, which included $179 million of net charges related to specific legacy mortgage-related matters.
Outside processing and software expense was $204 million in the current quarter, compared to $189 million in the prior quarter and $181 million in the second quarter of 2014. The $15 million sequential increase was primarily due to higher business activity levels, as well as timing associated with rendering certain services. The $23 million increase compared to second quarter of 2014 was due to similar factors that drove the sequential increase, in addition to higher technology and regulatory costs.
Marketing and customer development expense was $34 million in the current quarter, compared to $27 million in the prior quarter and $30 million in the second quarter of 2014. Compared to the prior quarter, the $7 million increase was driven largely by an increase in advertising expenses as a result of seasonally lower activity in the prior quarter.

FDIC premium and regulatory expense was $35 million in the current quarter, compared to $37 million in the prior quarter, and $40 million in the second quarter of 2014. The decline in the current quarter compared to both periods was driven by lower FDIC insurance premiums arising from improvements in the Company's risk profile.
Other noninterest expense was $149 million in the current quarter, compared to $111 million in the prior quarter and $156 million in the second quarter of 2014. The $38 million sequential increase was driven primarily by the recognition of $14 million of debt extinguishment costs related to wholesale funding repositioning activity in the current quarter and $17 million in discrete recoveries recognized in the prior quarter. The $7 million decrease compared to the second quarter of 2014 was driven primarily by broad-based declines in other expense categories, partially offset by the debt extinguishment costs recognized in the current quarter.
For the six months ended June 30, 2015, noninterest expense was $2.6 billion compared to $2.9 billion for the first six months of 2014. The $266 million decrease was driven by the aforementioned decline in operating losses related to legacy mortgage-related matters and affordable housing impairment charges recognized in 2014, the decline in RidgeWorth-related expenses, and the continued focus on expense management.
Income Taxes
For the current quarter, the Company recorded an income tax provision of $202 million, compared to $191 million for the prior quarter and $173 million for the second quarter of 2014. The effective tax rate for the current quarter was approximately 29%, compared to approximately 31% in the prior quarter, and approximately 30% in the second quarter of 2014. The effective tax rate in the current quarter was favorably impacted by $15 million in net discrete income tax items.
Balance Sheet
At June 30, 2015, the Company had total assets of $188.9 billion and shareholders’ equity of $23.2 billion, representing 12% of total assets. Book value per share was $42.46, and tangible book value per share was $30.65, both up compared to December 31, 2014, driven by growth in retained earnings.
Loans
Average performing loans were $132.2 billion for the current quarter, a slight decrease from the prior quarter, and up 2% over the second quarter of 2014. In May, the Company transferred approximately $1.0 billion of indirect automobile loans to held for sale that were ultimately sold to third parties through a loan securitization in June. The securitization transaction had an immaterial upfront financial impact and was also the primary driver of a $424 million decline in average consumer indirect loans compared to the prior quarter. Additionally, sequential quarter declines in average guaranteed student loans and average CRE loans of $410 million and $329 million, respectively, reflected the impact of loan sales and continued pay down activity during the quarter. Average consumer direct loans and average nonguaranteed residential mortgages increased $393 million and $375 million, respectively. Compared to the second quarter of 2014, average performing loans increased $2.4 billion, or 2%, with growth concentrated in C&I and consumer direct loans. This loan growth was partially offset by declines in guaranteed residential mortgage, guaranteed student, and consumer indirect loans driven by the Company's balance sheet management activities over the previous several quarters.
Deposits
Average client deposits for the current quarter were $142.9 billion, compared to $140.5 billion in the prior quarter and $130.5 billion in the second quarter of 2014. Sequentially, average client deposits increased 2% due to a $1.2 billion, or 4%, increase in NOW account balances, a $1.0 billion, or 2%, increase in demand deposits, and a $0.3 billion, or 1%, increase in money market account balances. Partially offsetting this growth in lower-cost deposits was a $0.4 billion, or 3%, decline in time deposits. Compared to the second quarter of 2014, average client deposits increased 9%, driven by increases in lower-cost deposits, partially offset by a $1.7 billion, or 14%, decrease in time deposits.

Capital and Liquidity
The Company’s estimated capital ratios were well above current regulatory requirements with Common Equity Tier 1 and Tier 1 capital ratios at an estimated 9.8% and 10.5%, respectively, at June 30, 2015, on a fully phased-in basis. The ratios of average total equity to average total assets and tangible equity to tangible assets were 12.34% and 9.37%, respectively, at June 30, 2015. The Company continues to have substantial available liquidity in the form of its client deposit base, cash, high-quality government-backed securities, and other available funding sources.
During the second quarter, the Company declared a common stock dividend of $0.24 per common share, an increase of $0.04 per share from the prior quarter and the second quarter of 2014. Additionally, during the current quarter, the Company repurchased $175 million of its outstanding common stock. Per its 2015 capital plan, the Company currently expects to repurchase approximately $700 million of additional common stock over the next four quarters.
Asset Quality
Total nonperforming assets were $657 million at June 30, 2015, down 6% compared to the prior quarter and 37% compared to the second quarter of 2014. During the second quarter, the Company transferred $110 million of nonperforming mortgage loans to held for sale. At June 30, 2015, the percentage of nonperforming loans to total loans was 0.36% compared to 0.46% at March 31, 2015. Other real estate owned totaled $72 million, a 9% decrease from the prior quarter and a 47% decrease from the second quarter of 2014.
The provision for credit losses was $26 million, a decline of $29 million from the prior quarter and $47 million from the second quarter of 2014, driven by the continued improvement in asset quality, slower loan growth, and lower net charge-offs. Net charge-offs were $87 million during the current quarter, a decrease of $12 million and $26 million compared to the prior quarter and the second quarter of 2014, respectively. The ratio of annualized net charge-offs to total average loans was 0.26% during the current quarter, compared to 0.30% during the prior quarter and 0.35% during the second quarter of 2014.
At June 30, 2015, the allowance for loan and lease losses was $1.8 billion, which represented 1.39% of total loans, a decline of $59 million, or 4 basis points, from March 31, 2015. The decline was due to the continued improvement in asset quality during the quarter.
Early stage delinquencies declined 6 basis points from the prior quarter to 0.50% at June 30, 2015. Excluding government-guaranteed loans, early stage delinquencies were 0.25%, down 1 basis point from the prior quarter.
Accruing restructured loans totaled $2.6 billion and nonaccruing restructured loans totaled $185 million at June 30, 2015, of which $2.5 billion were residential loans, $128 million were consumer loans, and $89 million were commercial loans.

OTHER INFORMATION
Business Segment Results
The Company has included business segment financial tables as part of this release. The Company’s business segments include: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and U.S. Generally Accepted Accounting Principles ("U.S. GAAP") and certain matched-maturity funds transfer pricing credits and charges. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-Q. Detailed financial tables and other information are also available at investors.suntrust.com. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on July 17, 2015, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 2Q15). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 2Q15). A replay of the call will be available approximately one hour after the call ends on July 17, 2015, and will remain available until August 17, 2015, by dialing 1-866-513-4385 (domestic) or 1-203-369-1984 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at investors.suntrust.com. Beginning the afternoon of July 17, 2015, listeners may access an archived version of the webcast in the “Events & Presentations” section of the investor relations website. This webcast will be archived and available for one year.
SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.
Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release contains forward-looking statements. Statements regarding potential future share repurchases, and future expected dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS

	Three Months Ended June 30%			Six Months Ended June 30%
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2015	2014	Change	2015	2014	Change
EARNINGS & DIVIDENDS
Net income	$483	$399	21%	$912	$804	13%
Net income available to common shareholders	467	387	21	877	780	12
Adjusted net income available to common shareholders [1]	467	436	7	877	829	6
Total revenue - FTE [1,2]	2,077	2,201	(6)	4,070	4,231	(4)
Total revenue - FTE, excluding gain on sale of asset management subsidiary [1,2]	2,077	2,096	(1)	4,070	4,126	(1)
Net income per average common share:
Diluted	0.89	0.72	24	1.67	1.45	15
Adjusted diluted [1]	0.89	0.81	10	1.67	1.54	8
Basic	0.90	0.73	23	1.69	1.47	15
Dividends paid per common share	0.24	0.20	20	0.44	0.30	47
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$188,310	$179,820	5%	$188,785	$178,404	6%
Earning assets	168,461	160,373	5	168,321	158,866	6
Loans	132,829	130,734	2	133,082	129,635	3
Intangible assets including MSRs	7,572	7,614	(1)	7,537	7,640	(1)
MSRs	1,223	1,220	—	1,188	1,242	(4)
Consumer and commercial deposits	142,851	130,472	9	141,670	129,440	9
Brokered time and foreign deposits	1,118	1,893	(41)	1,183	1,953	(39)
Total shareholders’ equity	23,239	21,994	6	23,206	21,861	6
Preferred stock	1,225	725	69	1,225	725	69
Period End Balances:
Total assets				188,858	182,559	3
Earning assets				168,499	162,422	4
Loans				132,538	129,744	2
Allowance for loan and lease losses ("ALLL")				1,834	2,003	(8)
Consumer and commercial deposits				143,922	131,792	9
Brokered time and foreign deposits				1,015	1,493	(32)
Total shareholders’ equity				23,223	22,131	5
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.03%	0.89%	16%	0.97%	0.91%	7%
Return on average common shareholders’ equity	8.50	7.29	17	8.05	7.44	8
Return on average tangible common shareholders' equity [1]	11.77	10.29	14	11.16	10.53	6
Net interest margin [2]	2.86	3.11	(8)	2.85	3.15	(10)
Efficiency ratio [2]	63.92	68.93	(7)	64.07	67.92	(6)
Tangible efficiency ratio [1,2]	63.59	68.77	(8)	63.75	67.76	(6)
Effective tax rate	29	30	(3)	30	27	11
Basel III capital ratios at period end (transitional) [3]:
CET1				9.90%	N/A
Tier 1 capital				10.75	N/A
Total capital				12.60	N/A
Leverage				9.55	N/A
Basel III fully phased-in CET1 ratio [3]				9.75	N/A
Basel I capital ratios at period end [3]:
Tier 1 common				N/A	9.72%
Tier 1 capital				N/A	10.66
Total capital				N/A	12.53
Tier 1 leverage				N/A	9.56
Total average shareholders’ equity to total average assets	12.34	12.23	1	12.29	12.25	—
Tangible equity to tangible assets [1]				9.37	9.07	3

Book value per common share				$42.46	$40.18	6
Tangible book value per common share [1]				30.65	28.64	7
Market capitalization				22,286	21,344	4
Average common shares outstanding:
Diluted	522,479	535,486	(2)	524,646	536,234	(2)
Basic	516,968	529,764	(2)	518,983	530,459	(2)
Full-time equivalent employees				24,237	25,841	(6)
Number of ATMs				2,162	2,212	(2)
Full service banking offices				1,430	1,473	(3)

[1]	See Appendix A for reconcilements of non-U.S. GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on an FTE basis plus noninterest income.

3 Current period capital ratios are estimated as of the earnings release date. Basel III Final Rules became effective for the Company on January 1, 2015; thus, Basel III capital ratios are not applicable ("N/A") in periods ending prior to January 1, 2015 and Basel I capital ratios are N/A in periods ending subsequent to January 1, 2015.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2015	2015	2014	2014	2014
EARNINGS & DIVIDENDS
Net income	$483	$429	$394	$576	$399
Net income available to common shareholders	467	411	378	563	387
Adjusted net income available to common shareholders [1]	467	411	466	433	436
Total revenue - FTE [1,2]	2,077	1,992	2,043	2,031	2,201
Total revenue - FTE, excluding gain on sale of asset management subsidiary [1,2]	2,077	1,992	2,043	2,031	2,096
Net income per average common share:
Diluted	0.89	0.78	0.72	1.06	0.72
Adjusted diluted [1]	0.89	0.78	0.88	0.81	0.81
Basic	0.90	0.79	0.72	1.07	0.73
Dividends paid per common share	0.24	0.20	0.20	0.20	0.20
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$188,310	$189,265	$188,341	$183,433	$179,820
Earning assets	168,461	168,179	167,227	163,688	160,373
Loans	132,829	133,338	133,438	130,747	130,734
Intangible assets including MSRs	7,572	7,502	7,623	7,615	7,614
MSRs	1,223	1,152	1,272	1,262	1,220
Consumer and commercial deposits	142,851	140,476	136,892	132,195	130,472
Brokered time and foreign deposits	1,118	1,250	1,399	1,624	1,893
Total shareholders’ equity	23,239	23,172	22,754	22,191	21,994
Preferred stock	1,225	1,225	1,024	725	725
Period End Balances:
Total assets	188,858	189,881	190,328	186,818	182,559
Earning assets	168,499	168,269	168,678	165,434	162,422
Loans	132,538	132,380	133,112	132,151	129,744
ALLL	1,834	1,893	1,937	1,968	2,003
Consumer and commercial deposits	143,922	143,239	139,234	135,077	131,792
Brokered time and foreign deposits	1,015	1,184	1,333	1,430	1,493
Total shareholders’ equity	23,223	23,260	23,005	22,269	22,131
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.03%	0.92%	0.83%	1.25%	0.89%
Return on average common shareholders’ equity	8.50	7.59	6.91	10.41	7.29
Return on average tangible common shareholders' equity [1]	11.77	10.53	9.62	14.59	10.29
Net interest margin [2]	2.86	2.83	2.96	3.03	3.11
Efficiency ratio [2]	63.92	64.23	69.00	62.03	68.93
Tangible efficiency ratio [1,2]	63.59	63.91	68.44	61.69	68.77
Effective tax rate	29	31	25	10	30
Basel III capital ratios at period end (transitional) [3]:
CET1	9.90%	9.89%	N/A	N/A	N/A
Tier 1 capital	10.75	10.76	N/A	N/A	N/A
Total capital	12.60	12.69	N/A	N/A	N/A
Leverage	9.55	9.41	N/A	N/A	N/A
Basel III fully phased-in CET1 ratio [3]	9.75	9.74	N/A	N/A	N/A
Basel I capital ratios at period end [3]:
Tier 1 common	N/A	N/A	9.60%	9.63%	9.72%
Tier 1 capital	N/A	N/A	10.80	10.54	10.66
Total capital	N/A	N/A	12.51	12.32	12.53
Tier 1 leverage	N/A	N/A	9.64	9.51	9.56
Total average shareholders’ equity to total average assets	12.34	12.24	12.08	12.10	12.23
Tangible equity to tangible assets [1]	9.37	9.34	9.17	8.94	9.07

Book value per common share	$42.46	$42.21	$41.52	$40.85	$40.18
Tangible book value per common share [1]	30.65	30.49	29.82	29.21	28.64
Market capitalization	22,286	21,450	21,978	20,055	21,344
Average common shares outstanding:
Diluted	522,479	526,837	527,959	533,230	535,486
Basic	516,968	521,020	521,775	527,402	529,764
Full-time equivalent employees	24,237	24,466	24,638	25,074	25,841
Number of ATMs	2,162	2,176	2,187	2,192	2,212
Full service banking offices	1,430	1,444	1,445	1,454	1,473

[1]	See Appendix A for reconcilements of non-U.S. GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on an FTE basis plus noninterest income.

3 Current period capital ratios are estimated as of the earnings release date. Basel III Final Rules became effective for the Company on January 1, 2015; thus, Basel III capital ratios are not applicable ("N/A") in periods ending prior to January 1, 2015 and Basel I capital ratios are N/A in periods ending subsequent to January 1, 2015.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		(Decrease)/Increase		Six Months Ended		(Decrease)/Increase
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	June 30				June 30
	2015	2014	Amount	% [2]	2015	2014	Amount	% [2]
Interest income	$1,297	$1,346	($49)	(4)%	$2,569	$2,683	($114)	(4)%
Interest expense	130	137	(7)	(5)	262	269	(7)	(3)
NET INTEREST INCOME	1,167	1,209	(42)	(3)	2,307	2,414	(107)	(4)
Provision for credit losses	26	73	(47)	(64)	82	175	(93)	(53)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,141	1,136	5	—	2,225	2,239	(14)	(1)
NONINTEREST INCOME
Service charges on deposit accounts	156	160	(4)	(3)	308	314	(6)	(2)
Other charges and fees	99	91	8	9	188	179	9	5
Card fees	84	82	2	2	164	158	6	4
Investment banking income	145	119	26	22	242	207	35	17
Trading income	54	47	7	15	109	96	13	14
Trust and investment management income	84	116	(32)	(28)	168	247	(79)	(32)
Retail investment services	80	76	4	5	152	147	5	3
Mortgage production related income	76	52	24	46	159	95	64	67
Mortgage servicing related income	30	45	(15)	(33)	73	99	(26)	(26)
Net securities gains/(losses)	14	(1)	15	NM	14	(2)	16	NM
Other noninterest income	52	170	(118)	(69)	115	208	(93)	(45)
Total noninterest income	874	957	(83)	(9)	1,692	1,748	(56)	(3)
NONINTEREST EXPENSE
Employee compensation and benefits	756	763	(7)	(1)	1,527	1,563	(36)	(2)
Outside processing and software	204	181	23	13	394	351	43	12
Net occupancy expense	85	83	2	2	169	169	—	—
Equipment expense	42	42	—	—	82	86	(4)	(5)
FDIC premium/regulatory exams	35	40	(5)	(13)	72	80	(8)	(10)
Marketing and customer development	34	30	4	13	61	56	5	9
Operating losses	16	218	(202)	(93)	30	239	(209)	(87)
Amortization	7	4	3	75	13	7	6	86
Other noninterest expense	149	156	(7)	(4)	260	323	(63)	(20)
Total noninterest expense	1,328	1,517	(189)	(12)	2,608	2,874	(266)	(9)
INCOME BEFORE PROVISION FOR INCOME TAXES	687	576	111	19	1,309	1,113	196	18
Provision for income taxes	202	173	29	17	393	298	95	32
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	485	403	82	20	916	815	101	12
Net income attributable to noncontrolling interest	2	4	(2)	(50)	4	11	(7)	(64)
NET INCOME	$483	$399	$84	21%	$912	$804	$108	13%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$467	$387	$80	21%	$877	$780	$97	12%
Net interest income - FTE [1]	1,203	1,244	(41)	(3)	2,378	2,483	(105)	(4)
Net income per average common share:
Diluted	0.89	0.72	0.17	24	1.67	1.45	0.22	15
Basic	0.90	0.73	0.17	23	1.69	1.47	0.22	15
Cash dividends paid per common share	0.24	0.20	0.04	20	0.44	0.30	0.14	47
Average common shares outstanding:
Diluted	522,479	535,486	(13,007)	(2)	524,646	536,234	(11,588)	(2)
Basic	516,968	529,764	(12,796)	(2)	518,983	530,459	(11,476)	(2)

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-U.S. GAAP measure to the related U.S.GAAP measure.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Three Months Ended
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	June 30	March 31	Increase/(Decrease)		December 31	September 30	June 30
	2015	2015	Amount	% [2]	2014	2014	2014
Interest income	$1,297	$1,272	$25	2%	$1,349	$1,353	$1,346
Interest expense	130	132	(2)	(2)	138	138	137
NET INTEREST INCOME	1,167	1,140	27	2	1,211	1,215	1,209
Provision for credit losses	26	55	(29)	(53)	74	93	73
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,141	1,085	56	5	1,137	1,122	1,136
NONINTEREST INCOME
Service charges on deposit accounts	156	151	5	3	162	169	160
Other charges and fees	99	89	10	11	94	95	91
Card fees	84	80	4	5	82	81	82
Investment banking income	145	97	48	49	109	88	119
Trading income	54	55	(1)	(2)	40	46	47
Trust and investment management income	84	84	—	—	84	93	116
Retail investment services	80	72	8	11	73	76	76
Mortgage production related income	76	83	(7)	(8)	61	45	52
Mortgage servicing related income	30	43	(13)	(30)	53	44	45
Net securities gains/(losses)	14	—	14	NM	(5)	(9)	(1)
Other noninterest income	52	63	(11)	(17)	42	52	170
Total noninterest income	874	817	57	7	795	780	957
NONINTEREST EXPENSE
Employee compensation and benefits	756	771	(15)	(2)	670	730	763
Outside processing and software	204	189	15	8	206	184	181
Net occupancy expense	85	84	1	1	86	84	83
Equipment expense	42	40	2	5	42	41	42
FDIC premium/regulatory exams	35	37	(2)	(5)	32	29	40
Marketing and customer development	34	27	7	26	43	35	30
Operating losses	16	14	2	14	174	29	218
Amortization	7	7	—	—	11	7	4
Other noninterest expense	149	111	38	34	146	120	156
Total noninterest expense	1,328	1,280	48	4	1,410	1,259	1,517
INCOME BEFORE PROVISION FOR INCOME TAXES	687	622	65	10	522	643	576
Provision for income taxes	202	191	11	6	128	67	173
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	485	431	54	13	394	576	403
Net income attributable to noncontrolling interest	2	2	—	—	—	—	4
NET INCOME	$483	$429	$54	13%	$394	$576	$399
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$467	$411	$56	14%	$378	$563	$387
Net interest income - FTE [1]	1,203	1,175	28	2	1,248	1,251	1,244
Net income per average common share:
Diluted	0.89	0.78	0.11	14	0.72	1.06	0.72
Basic	0.90	0.79	0.11	14	0.72	1.07	0.73
Cash dividends paid per common share	0.24	0.20	0.04	20	0.20	0.20	0.20
Average common shares outstanding:
Diluted	522,479	526,837	(4,358)	(1)	527,959	533,230	535,486
Basic	516,968	521,020	(4,052)	(1)	521,775	527,402	529,764

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-U.S. GAAP measure to the related U.S. GAAP measure.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	June 30		Increase/(Decrease)
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2015	2014	Amount	% [2]
ASSETS
Cash and due from banks	$5,915	$5,681	$234	4%
Federal funds sold and securities borrowed or purchased under agreements to resell	1,350	1,156	194	17
Interest-bearing deposits in other banks	23	22	1	5
Trading assets and derivative instruments	6,438	5,141	1,297	25
Securities available for sale	27,113	24,015	3,098	13
Loans held for sale ("LHFS")	2,457	4,046	(1,589)	(39)
Loans held for investment:
Commercial and industrial ("C&I")	65,713	61,337	4,376	7
Commercial real estate ("CRE")	6,058	6,105	(47)	(1)
Commercial construction	1,530	1,096	434	40
Residential mortgages - guaranteed	625	661	(36)	(5)
Residential mortgages - nonguaranteed	24,038	24,173	(135)	(1)
Residential home equity products	13,672	14,519	(847)	(6)
Residential construction	401	508	(107)	(21)
Consumer student - guaranteed	4,401	5,420	(1,019)	(19)
Consumer other direct	5,329	3,675	1,654	45
Consumer indirect	9,834	11,501	(1,667)	(14)
Consumer credit cards	937	749	188	25
Total loans held for investment	132,538	129,744	2,794	2
Allowance for loan and lease losses ("ALLL")	(1,834)	(2,003)	(169)	(8)
Net loans held for investment	130,704	127,741	2,963	2
Goodwill	6,337	6,337	—	—
Other intangible assets	1,416	1,277	139	11
Other real estate owned ("OREO")	72	136	(64)	(47)
Other assets	7,033	7,007	26	—
Total assets [1]	$188,858	$182,559	$6,299	3%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$42,773	$40,891	$1,882	5%
Interest-bearing consumer and commercial deposits:
NOW accounts	35,125	29,243	5,882	20
Money market accounts	49,586	43,942	5,644	13
Savings	6,263	6,133	130	2
Consumer time	6,398	7,334	(936)	(13)
Other time	3,777	4,249	(472)	(11)
Total consumer and commercial deposits	143,922	131,792	12,130	9
Brokered time deposits	865	1,483	(618)	(42)
Foreign deposits	150	10	140	NM
Total deposits	144,937	133,285	11,652	9
Funds purchased	1,011	1,053	(42)	(4)
Securities sold under agreements to repurchase	1,858	2,192	(334)	(15)
Other short-term borrowings	3,248	5,870	(2,622)	(45)
Long-term debt	10,109	13,155	(3,046)	(23)
Trading liabilities and derivative instruments	1,308	1,190	118	10
Other liabilities	3,164	3,683	(519)	(14)
Total liabilities	165,635	160,428	5,207	3
SHAREHOLDERS' EQUITY
Preferred stock, no par value	1,225	725	500	69
Common stock, $1.00 par value	550	550	—	—
Additional paid in capital	9,080	9,085	(5)	—
Retained earnings	13,944	12,560	1,384	11
Treasury stock, at cost, and other	(1,282)	(730)	552	76
Accumulated other comprehensive loss	(294)	(59)	235	NM
Total shareholders' equity	23,223	22,131	1,092	5
Total liabilities and shareholders' equity	$188,858	$182,559	$6,299	3%

Common shares outstanding	518,045	532,800	(14,755)	(3)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	12	7	5	71
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	31,876	17,121	14,755	86
1 Includes earning assets of $168,499 and $162,422 at June 30, 2015 and 2014, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	June 30	March 31	(Decrease)/Increase		December 31	September 30	June 30
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2015	2015	Amount	% [2]	2014	2014	2014
ASSETS
Cash and due from banks	$5,915	$6,483	($568)	(9)%	$7,047	$7,178	$5,681
Federal funds sold and securities borrowed or purchased under agreements to resell	1,350	1,233	117	9	1,160	1,125	1,156
Interest-bearing deposits in other banks	23	22	1	5	22	22	22
Trading assets and derivative instruments	6,438	6,595	(157)	(2)	6,202	5,782	5,141
Securities available for sale	27,113	26,761	352	1	26,770	26,162	24,015
LHFS	2,457	3,404	(947)	(28)	3,232	1,739	4,046
Loans held for investment:
C&I	65,713	65,574	139	—	65,440	63,140	61,337
CRE	6,058	6,389	(331)	(5)	6,741	6,704	6,105
Commercial construction	1,530	1,484	46	3	1,211	1,250	1,096
Residential mortgages - guaranteed	625	655	(30)	(5)	632	651	661
Residential mortgages - nonguaranteed	24,038	23,419	619	3	23,443	23,718	24,173
Residential home equity products	13,672	13,954	(282)	(2)	14,264	14,389	14,519
Residential construction	401	417	(16)	(4)	436	464	508
Consumer student - guaranteed	4,401	4,337	64	1	4,827	5,314	5,420
Consumer other direct	5,329	4,937	392	8	4,573	4,110	3,675
Consumer indirect	9,834	10,336	(502)	(5)	10,644	11,594	11,501
Consumer credit cards	937	878	59	7	901	817	749
Total loans held for investment	132,538	132,380	158	—	133,112	132,151	129,744
ALLL	(1,834)	(1,893)	(59)	(3)	(1,937)	(1,968)	(2,003)
Net loans held for investment	130,704	130,487	217	—	131,175	130,183	127,741
Goodwill	6,337	6,337	—	—	6,337	6,337	6,337
Other intangible assets	1,416	1,193	223	19	1,219	1,320	1,277
OREO	72	79	(7)	(9)	99	112	136
Other assets	7,033	7,287	(254)	(3)	7,065	6,858	7,007
Total assets [1]	$188,858	$189,881	($1,023)	(1)%	$190,328	$186,818	$182,559
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$42,773	$42,376	$397	1%	$41,096	$42,542	$40,891
Interest-bearing consumer and commercial deposits:
NOW accounts	35,125	34,574	551	2	33,326	28,414	29,243
Money market accounts	49,586	49,430	156	—	48,013	46,892	43,942
Savings	6,263	6,304	(41)	(1)	5,925	6,046	6,133
Consumer time	6,398	6,670	(272)	(4)	6,881	7,068	7,334
Other time	3,777	3,885	(108)	(3)	3,993	4,115	4,249
Total consumer and commercial deposits	143,922	143,239	683	—	139,234	135,077	131,792
Brokered time deposits	865	884	(19)	(2)	958	1,180	1,483
Foreign deposits	150	300	(150)	(50)	375	250	10
Total deposits	144,937	144,423	514	—	140,567	136,507	133,285
Funds purchased	1,011	1,299	(288)	(22)	1,276	1,000	1,053
Securities sold under agreements to repurchase	1,858	1,845	13	1	2,276	2,089	2,192
Other short-term borrowings	3,248	1,438	1,810	NM	5,634	7,283	5,870
Long-term debt	10,109	13,012	(2,903)	(22)	13,022	12,942	13,155
Trading liabilities and derivative instruments	1,308	1,459	(151)	(10)	1,227	1,231	1,190
Other liabilities	3,164	3,145	19	1	3,321	3,497	3,683
Total liabilities	165,635	166,621	(986)	(1)	167,323	164,549	160,428
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	1,225	1,225	—	—	1,225	725	725
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid in capital	9,080	9,074	6	—	9,089	9,090	9,085
Retained earnings	13,944	13,600	344	3	13,295	13,020	12,560
Treasury stock, at cost, and other	(1,282)	(1,124)	158	14	(1,032)	(939)	(730)
Accumulated other comprehensive loss	(294)	(65)	229	NM	(122)	(177)	(59)
Total shareholders’ equity	23,223	23,260	(37)	—	23,005	22,269	22,131
Total liabilities and shareholders’ equity	$188,858	$189,881	($1,023)	(1)%	$190,328	$186,818	$182,559

Common shares outstanding	518,045	522,031	(3,986)	(1)%	524,540	527,358	532,800
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	12	12	—	—	12	7	7
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	31,876	27,890	3,986	14	25,381	22,563	17,121
1 Includes earning assets of $168,499, $168,269, $168,678, $165,434, and $162,422 at June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID
	Three Months Ended						Increase/(Decrease) From
	June 30, 2015			March 31, 2015			Sequential Quarter		Prior Year Quarter
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment: [1]
Commercial and industrial ("C&I") - FTE [2]	$65,743	$525	3.20%	$65,725	$511	3.15%	$18	0.05	$5,602	(0.43)
Commercial real estate ("CRE")	6,146	43	2.81	6,475	44	2.77	(329)	0.04	94	(0.11)
Commercial construction	1,519	12	3.18	1,342	10	3.17	177	0.01	513	(0.23)
Residential mortgages - guaranteed	631	6	3.85	638	6	3.58	(7)	0.27	(2,363)	0.23
Residential mortgages - nonguaranteed	23,479	226	3.86	23,104	222	3.84	375	0.02	(370)	(0.12)
Residential home equity products	13,657	125	3.68	13,953	125	3.63	(296)	0.05	(737)	0.10
Residential construction	382	5	4.83	398	5	5.21	(16)	(0.38)	(92)	0.49
Consumer student - guaranteed	4,345	41	3.74	4,755	43	3.70	(410)	0.04	(1,118)	0.10
Consumer other direct	5,140	55	4.27	4,747	50	4.24	393	0.03	1,798	0.04
Consumer indirect	10,284	82	3.20	10,708	83	3.13	(424)	0.07	(1,104)	0.01
Consumer credit cards	904	22	9.85	880	22	9.84	24	0.01	172	0.22
Nonaccrual	599	8	5.33	613	4	2.90	(14)	2.43	(300)	2.52
Total loans held for investment - FTE [2]	132,829	1,150	3.47	133,338	1,125	3.42	(509)	0.05	2,095	(0.20)
Securities available for sale:
Taxable	26,175	135	2.06	25,676	139	2.17	499	(0.11)	3,376	(0.52)
Tax-exempt - FTE [2]	180	2	5.18	192	2	5.19	(12)	(0.01)	(83)	(0.08)
Total securities available for sale - FTE [2]	26,355	137	2.09	25,868	141	2.18	487	(0.09)	3,293	(0.52)
Federal funds sold and securities borrowed or purchased under agreements to resell	1,220	—	—	1,141	—	—	79	—	173	—
Loans held for sale ("LHFS") - FTE [2]	2,757	24	3.49	2,630	22	3.33	127	0.16	1,079	(0.54)
Interest-bearing deposits	23	—	0.13	23	—	0.12	—	0.01	(2)	(0.03)
Interest earning trading assets	5,277	22	1.67	5,179	19	1.49	98	0.18	1,450	(0.31)
Total earning assets - FTE [2]	168,461	1,333	3.17	168,179	1,307	3.15	282	0.02	8,088	(0.28)
Allowance for loan and lease losses ("ALLL")	(1,864)			(1,910)			46		159
Cash and due from banks	5,209			6,567			(1,358)		(203)
Other assets	14,649			14,417			232		(26)
Noninterest earning trading assets and derivative instruments	1,265			1,402			(137)		110
Unrealized gains on securities available for sale, net	590			610			(20)		362
Total assets	$188,310			$189,265			($955)		$8,490
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$34,356	$8	0.09%	$33,159	$7	0.09%	$1,197	—	$5,158	0.01
Money market accounts	49,527	21	0.17	49,193	21	0.18	334	(0.01)	6,564	0.03
Savings	6,281	—	0.03	6,082	1	0.04	199	(0.01)	99	(0.01)
Consumer time	6,545	13	0.77	6,793	13	0.77	(248)	—	(1,156)	(0.12)
Other time	3,839	10	1.03	3,957	10	1.00	(118)	0.03	(559)	(0.04)
Total interest-bearing consumer and commercial deposits	100,548	52	0.21	99,184	52	0.21	1,364	—	10,106	(0.01)
Brokered time deposits	875	3	1.39	916	4	1.50	(41)	(0.11)	(1,015)	(0.80)
Foreign deposits	243	—	0.12	334	—	0.13	(91)	(0.01)	240	0.12
Total interest-bearing deposits	101,666	55	0.22	100,434	56	0.22	1,232	—	9,331	(0.05)
Funds purchased	710	—	0.10	1,040	—	0.10	(330)	—	(115)	0.01
Securities sold under agreements to repurchase	1,827	1	0.20	1,922	1	0.19	(95)	0.01	(321)	0.08
Interest-bearing trading liabilities	925	6	2.44	882	5	2.37	43	0.07	142	(0.39)
Other short-term borrowings	1,582	1	0.14	3,698	2	0.19	(2,116)	(0.05)	(4,214)	(0.09)
Long-term debt	12,410	67	2.18	13,018	68	2.13	(608)	0.05	396	(0.03)
Total interest-bearing liabilities	119,120	130	0.44	120,994	132	0.44	(1,874)	—	5,219	(0.04)
Noninterest-bearing deposits	42,303			41,292			1,011		2,273
Other liabilities	3,235			3,279			(44)		(364)
Noninterest-bearing trading liabilities and derivative instruments	413			528			(115)		117
Shareholders’ equity	23,239			23,172			67		1,245
Total liabilities and shareholders’ equity	$188,310			$189,265			($955)		$8,490
Interest Rate Spread			2.73%			2.71%		0.02		(0.24)
Net Interest Income - FTE [2]		$1,203			$1,175
Net Interest Margin [3]			2.86%			2.83%		0.03		(0.25)

1 Interest income includes loan fees of $48 million and $44 million for the three months ended June 30, 2015 and March 31, 2015, respectively.
2 Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Three Months Ended
	December 31, 2014			September 30, 2014			June 30, 2014
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans held for investment: [1]
C&I - FTE [2]	$64,523	$554	3.41%	$61,700	$548	3.53%	$60,141	$545	3.63%
CRE	6,535	47	2.83	6,386	46	2.86	6,052	44	2.92
Commercial construction	1,245	10	3.23	1,162	9	3.21	1,006	9	3.41
Residential mortgages - guaranteed	624	6	4.08	635	6	3.64	2,994	27	3.62
Residential mortgages - nonguaranteed	23,266	227	3.91	23,722	236	3.99	23,849	237	3.98
Residential home equity products	14,151	126	3.54	14,260	129	3.58	14,394	128	3.58
Residential construction	424	5	4.57	445	6	5.27	474	5	4.34
Consumer student - guaranteed	5,158	47	3.65	5,360	49	3.66	5,463	50	3.64
Consumer other direct	4,345	46	4.20	3,876	41	4.20	3,342	35	4.23
Consumer indirect	11,588	93	3.19	11,556	92	3.15	11,388	91	3.19
Consumer credit cards	850	21	9.66	788	19	9.74	732	18	9.63
Nonaccrual	729	7	3.60	857	5	2.16	899	6	2.81
Total loans held for investment - FTE [2]	133,438	1,189	3.54	130,747	1,186	3.60	130,734	1,195	3.67
Securities available for sale:
Taxable	25,659	155	2.41	24,195	151	2.49	22,799	147	2.58
Tax-exempt - FTE [2]	219	3	5.26	235	3	5.24	263	3	5.26
Total securities available for sale - FTE [2]	25,878	158	2.44	24,430	154	2.52	23,062	150	2.61
Federal funds sold and securities borrowed or purchased under agreements to resell	1,205	—	—	1,036	—	—	1,047	—	—
LHFS - FTE [2]	1,826	17	3.70	3,367	30	3.53	1,678	17	4.03
Interest-bearing deposits	22	—	0.04	53	—	0.05	25	—	0.16
Interest earning trading assets	4,858	22	1.78	4,055	19	1.85	3,827	19	1.98
Total earning assets - FTE [2]	167,227	1,386	3.29	163,688	1,389	3.37	160,373	1,381	3.45
ALLL	(1,931)			(1,988)			(2,023)
Cash and due from banks	6,661			5,573			5,412
Other assets	14,574			14,613			14,675
Noninterest earning trading assets and derivative instruments	1,357			1,215			1,155
Unrealized gains on securities available for sale, net	453			332			228
Total assets	$188,341			$183,433			$179,820
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$30,367	$6	0.08%	$28,224	$5	0.07%	$29,198	$6	0.08%
Money market accounts	47,910	20	0.16	45,562	17	0.15	42,963	15	0.14
Savings	5,987	1	0.03	6,098	1	0.03	6,182	1	0.04
Consumer time	6,970	13	0.76	7,186	14	0.75	7,701	17	0.89
Other time	4,067	10	0.99	4,182	10	0.99	4,398	12	1.07
Total interest-bearing consumer and commercial deposits	95,301	50	0.21	91,252	47	0.20	90,442	51	0.22
Brokered time deposits	1,055	5	1.66	1,392	7	1.91	1,890	10	2.19
Foreign deposits	344	—	0.12	232	—	0.11	3	—	—
Total interest-bearing deposits	96,700	55	0.22	92,876	54	0.23	92,335	61	0.27
Funds purchased	973	—	0.11	937	—	0.10	825	—	0.09
Securities sold under agreements to repurchase	2,279	1	0.19	2,177	1	0.13	2,148	1	0.12
Interest-bearing trading liabilities	961	6	2.38	778	5	2.72	783	6	2.83
Other short-term borrowings	6,581	3	0.20	6,559	4	0.23	5,796	3	0.23
Long-term debt	12,967	73	2.23	13,064	74	2.24	12,014	66	2.21
Total interest-bearing liabilities	120,461	138	0.45	116,391	138	0.47	113,901	137	0.48
Noninterest-bearing deposits	41,591			40,943			40,030
Other liabilities	3,143			3,620			3,599
Noninterest-bearing trading liabilities and derivative instruments	392			288			296
Shareholders’ equity	22,754			22,191			21,994
Total liabilities and shareholders’ equity	$188,341			$183,433			$179,820
Interest Rate Spread			2.84%			2.90%			2.97%
Net Interest Income - FTE [2]		$1,248			$1,251			$1,244
Net Interest Margin [3]			2.96%			3.03%			3.11%

[1]	Interest income includes loan fees of $56 million, $48 million, and $48 million for the three months ended December 31, 2014, September 30, 2014, and June 30, 2014, respectively.

[2]
Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[3]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Six Months Ended
	June 30, 2015			June 30, 2014			Increase/(Decrease)
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment: [1]
C&I - FTE [2]	$65,734	$1,035	3.18%	$59,219	$1,082	3.69%	$6,515	(0.51)
CRE	6,309	87	2.79	5,835	85	2.93	474	(0.14)
Commercial construction	1,431	23	3.17	950	16	3.36	481	(0.19)
Residential mortgages - guaranteed	634	12	3.71	3,171	57	3.62	(2,537)	0.09
Residential mortgages - nonguaranteed	23,293	449	3.85	23,891	480	4.02	(598)	(0.17)
Residential home equity products	13,804	250	3.66	14,455	257	3.59	(651)	0.07
Residential construction	390	10	5.02	480	10	4.37	(90)	0.65
Consumer student - guaranteed	4,549	84	3.72	5,493	100	3.67	(944)	0.05
Consumer other direct	4,945	104	4.26	3,151	66	4.24	1,794	0.02
Consumer indirect	10,495	165	3.16	11,344	181	3.22	(849)	(0.06)
Consumer credit cards	892	44	9.84	724	35	9.59	168	0.25
Nonaccrual	606	12	4.11	922	11	2.39	(316)	1.72
Total loans held for investment - FTE [2]	133,082	2,275	3.45	129,635	2,380	3.70	3,447	(0.25)
Securities available for sale:
Taxable	25,927	273	2.11	22,612	297	2.63	3,315	(0.52)
Tax-exempt - FTE [2]	186	5	5.19	263	7	5.26	(77)	(0.07)
Total securities available for sale - FTE [2]	26,113	278	2.13	22,875	304	2.66	3,238	(0.53)
Federal funds sold and securities borrowed or purchased under agreements to resell	1,181	—	—	1,013	—	—	168	—
LHFS - FTE [2]	2,694	46	3.41	1,565	32	4.04	1,129	(0.63)
Interest-bearing deposits	23	—	0.12	24	—	0.14	(1)	(0.02)
Interest earning trading assets	5,228	41	1.58	3,754	36	1.93	1,474	(0.35)
Total earning assets - FTE [2]	168,321	2,640	3.16	158,866	2,752	3.49	9,455	(0.33)
ALLL	(1,887)			(2,030)			143
Cash and due from banks	5,884			5,424			460
Other assets	14,534			14,754			(220)
Noninterest earning trading assets and derivative instruments	1,333			1,224			109
Unrealized gains on securities available for sale, net	600			166			434
Total assets	$188,785			$178,404			$10,381
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$33,761	$15	0.09%	$28,456	$11	0.07%	$5,305	0.02
Money market accounts	49,361	43	0.17	42,859	28	0.13	6,502	0.04
Savings	6,182	1	0.03	6,109	1	0.04	73	(0.01)
Consumer time	6,668	25	0.77	8,008	39	0.99	(1,340)	(0.22)
Other time	3,898	20	1.02	4,466	25	1.13	(568)	(0.11)
Total interest-bearing consumer and commercial deposits	99,870	104	0.21	89,898	104	0.23	9,972	(0.02)
Brokered time deposits	895	6	1.45	1,951	22	2.25	(1,056)	(0.80)
Foreign deposits	288	—	0.12	2	—	0.19	286	(0.07)
Total interest-bearing deposits	101,053	110	0.22	91,851	126	0.28	9,202	(0.06)
Funds purchased	874	1	0.10	907	—	0.09	(33)	0.01
Securities sold under agreements to repurchase	1,874	2	0.20	2,175	1	0.11	(301)	0.09
Interest-bearing trading liabilities	904	11	2.41	741	11	2.78	163	(0.37)
Other short-term borrowings	2,635	2	0.17	5,692	7	0.24	(3,057)	(0.07)
Long-term debt	12,712	136	2.15	11,692	124	2.13	1,020	0.02
Total interest-bearing liabilities	120,052	262	0.44	113,058	269	0.48	6,994	(0.04)
Noninterest-bearing deposits	41,800			39,542			2,258
Other liabilities	3,257			3,566			(309)
Noninterest-bearing trading liabilities and derivative instruments	470			377			93
Shareholders’ equity	23,206			21,861			1,345
Total liabilities and shareholders’ equity	$188,785			$178,404			$10,381
Interest Rate Spread			2.72%			3.01%		(0.29)
Net Interest Income - FTE [2]		$2,378			$2,483
Net Interest Margin [3]			2.85%			3.15%		(0.30)

[1]	Interest income includes loan fees of $92 million and $93 million for the six months ended June 30, 2015 and 2014, respectively.
2 Interest income and yields include the effects of fully taxable-equivalent ("FTE") adjustments for the tax-favored status of net interest income from certain loans and investments using a federal income tax rate of 35% and, where applicable, state income taxes to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA
	Three Months Ended				Six Months Ended
	June 30		(Decrease)/Increase		June 30		(Decrease)/Increase
(Dollars in millions) (Unaudited)	2015	2014	Amount	% [4]	2015	2014	Amount	% [4]
CREDIT DATA
Allowance for credit losses - beginning	$1,947	$2,086	($139)	(7)%	$1,991	$2,094	($103)	(5)%
(Benefit)/provision for unfunded commitments	(2)	(3)	1	(33)	(2)	(7)	5	(71)
Provision/(benefit) for loan losses:
Commercial	33	18	15	83	40	57	(17)	(30)
Residential	(16)	32	(48)	NM	9	80	(71)	(89)
Consumer	11	26	(15)	(58)	35	45	(10)	(22)
Total provision for loan losses	28	76	(48)	(63)	84	182	(98)	(54)
Charge-offs:
Commercial	(31)	(38)	(7)	(18)	(59)	(71)	(12)	(17)
Residential	(61)	(90)	(29)	(32)	(129)	(175)	(46)	(26)
Consumer	(31)	(30)	1	3	(66)	(63)	3	5
Total charge-offs	(123)	(158)	(35)	(22)	(254)	(309)	(55)	(18)
Recoveries:
Commercial	15	12	3	25	26	26	—	—
Residential	10	23	(13)	(57)	19	40	(21)	(53)
Consumer	11	10	1	10	22	20	2	10
Total recoveries	36	45	(9)	(20)	67	86	(19)	(22)
Net charge-offs	(87)	(113)	(26)	(23)	(187)	(223)	(36)	(16)
Allowance for credit losses - ending	$1,886	$2,046	($160)	(8)%	$1,886	$2,046	($160)	(8)%
Components:
Allowance for loan and lease losses ("ALLL")					$1,834	$2,003	($169)	(8)%
Unfunded commitments reserve					52	43	9	21
Allowance for credit losses					$1,886	$2,046	($160)	(8)%
Net charge-offs to average loans held for investment (annualized):
Commercial	0.09%	0.15%	(0.06)	(40)%	0.09%	0.14%	(0.05)	(36)%
Residential	0.53	0.64	(0.11)	(17)	0.57	0.64	(0.07)	(11)
Consumer	0.38	0.38	—	—	0.42	0.42	—	—
Total net charge-offs to total average loans held for investment	0.26	0.35	(0.09)	(26)	0.28	0.35	(0.07)	(20)
Period Ended
Nonaccrual/nonperforming loans ("NPLs"):
Commercial					$158	$247	($89)	(36)%
Residential					318	642	(324)	(50)
Consumer					5	10	(5)	(50)
Total nonaccrual/nonperforming loans ("NPLs")					481	899	(418)	(46)
Other real estate owned (“OREO”)					72	136	(64)	(47)
Other repossessed assets					6	6	—	—
Nonperforming loans held for sale ("nonperforming LHFS")					98	—	98	NM
Total nonperforming assets ("NPAs")					$657	$1,041	($384)	(37)%
Accruing restructured loans					$2,576	$2,617	($41)	(2)%
Nonaccruing restructured loans					185	365	(180)	(49)
Accruing loans held for investment past due > 90 days (guaranteed)					871	1,011	(140)	(14)
Accruing loans held for investment past due > 90 days (non-guaranteed)					39	34	5	15
Accruing LHFS past due > 90 days					1	1	—	—
NPLs to total loans held for investment					0.36%	0.69%	(0.33)	(48)%
NPAs to total loans held for investment plus OREO, other repossessed assets, and nonperforming LHFS					0.49	0.80	(0.31)	(39)
ALLL to period-end loans held for investment [1,2]					1.39	1.55	(0.16)	(10)
ALLL to period-end loans held for investment, excluding government guaranteed loans [1,2,3]					1.44	1.62	(0.18)	(11)
ALLL to NPLs [1,2]					3.82x	2.25x	1.57x	70
ALLL to annualized net charge-offs [1]	5.23x	4.41x	0.82x	19	4.87x	4.45x	0.42x	9

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA
	Three Months Ended				Three Months Ended
	June 30	March 31	(Decrease)/Increase		December 31	September 30	June 30
(Dollars in millions) (Unaudited)	2015	2015	Amount	% [4]	2014	2014	2014
CREDIT DATA
Allowance for credit losses - beginning	$1,947	$1,991	($44)	(2)%	$2,011	$2,046	$2,086
(Benefit)/provision for unfunded commitments	(2)	—	(2)	NM	11	—	(3)
Provision/(benefit) for loan losses:
Commercial	33	7	26	NM	29	25	18
Residential	(16)	25	(41)	NM	12	34	32
Consumer	11	23	(12)	(52)	22	34	26
Total provision for loan losses	28	55	(27)	(49)	63	93	76
Charge-offs:
Commercial	(31)	(28)	3	11	(31)	(26)	(38)
Residential	(61)	(68)	(7)	(10)	(65)	(104)	(90)
Consumer	(31)	(34)	(3)	(9)	(38)	(34)	(30)
Total charge-offs	(123)	(130)	(7)	(5)	(134)	(164)	(158)
Recoveries:
Commercial	15	11	4	36	17	14	12
Residential	10	9	1	11	13	12	23
Consumer	11	11	—	—	10	10	10
Total recoveries	36	31	5	16	40	36	45
Net charge-offs	(87)	(99)	(12)	(12)	(94)	(128)	(113)
Allowance for credit losses - ending	$1,886	$1,947	($61)	(3)%	$1,991	$2,011	$2,046
Components:
ALLL	$1,834	$1,893	($59)	(3)%	$1,937	$1,968	$2,003
Unfunded commitments reserve	52	54	(2)	(4)	54	43	43
Allowance for credit losses	$1,886	$1,947	($61)	(3)%	$1,991	$2,011	$2,046
Net charge-offs to average loans held for investment (annualized):
Commercial	0.09%	0.09%	—	—%	0.08%	0.07%	0.15%
Residential	0.53	0.62	(0.09)	(15)	0.53	0.91	0.64
Consumer	0.38	0.46	(0.08)	(17)	0.49	0.45	0.38
Total net charge-offs to total average loans held for investment	0.26	0.30	(0.04)	(13)	0.28	0.39	0.35
Period Ended
Nonaccrual/NPLs:
Commercial	$158	$165	($7)	(4)%	$173	$219	$247
Residential	318	442	(124)	(28)	455	535	642
Consumer	5	5	—	—	6	8	10
Total nonaccrual/NPLs	481	612	(131)	(21)	634	762	899
OREO	72	79	(7)	(9)	99	112	136
Other repossessed assets	6	5	1	20	9	7	6
Nonperforming LHFS	98	—	98	NM	38	53	—
Total NPAs	$657	$696	($39)	(6)%	$780	$934	$1,041
Accruing restructured loans	$2,576	$2,589	($13)	(1)%	$2,592	$2,596	$2,617
Nonaccruing restructured loans	185	255	(70)	(27)	273	316	365
Accruing loans held for investment past due > 90 days (guaranteed)	871	937	(66)	(7)	1,022	1,031	1,011
Accruing loans held for investment past due > 90 days (non-guaranteed)	39	43	(4)	(9)	35	35	34
Accruing LHFS past due > 90 days	1	12	(11)	(92)	1	—	1
NPLs to total loans held for investment	0.36%	0.46%	(0.10)	(22)%	0.48%	0.58%	0.69%
NPAs to total loans held for investment plus OREO, other repossessed assets, and nonperforming LHFS	0.49	0.53	(0.04)	(8)	0.59	0.71	0.80
ALLL to period-end loans held for investment [1,2]	1.39	1.43	(0.04)	(3)	1.46	1.49	1.55
ALLL to period-end loans held for investment, excluding government guaranteed loans [1,2,3]	1.44	1.49	(0.05)	(3)	1.52	1.56	1.62
ALLL to NPLs [1,2]	3.82x	3.10x	0.72x	23	3.07x	2.60x	2.25x
ALLL to annualized net charge-offs [1]	5.23x	4.69x	0.54x	12	5.19x	3.88x	4.41x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued
	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions and shares in thousands) (Unaudited)	MSRs - Fair Value	Other	Total	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSETS ROLLFORWARD
Balance, beginning of period	$1,251	$31	$1,282	$1,300	$34	$1,334
Amortization	—	(4)	(4)	—	(7)	(7)
Servicing rights originated	36	—	36	68	—	68
Servicing rights purchased	76	—	76	76	—	76
Fair value changes due to inputs and assumptions [1]	(61)	—	(61)	(107)	—	(107)
Other changes in fair value [2]	(43)	—	(43)	(78)	—	(78)
Sale of asset management subsidiary	—	(9)	(9)	—	(9)	(9)
Balance, June 30, 2014	$1,259	$18	$1,277	$1,259	$18	$1,277

Balance, beginning of period	$1,181	$12	$1,193	$1,206	$13	$1,219
Amortization	—	(2)	(2)	—	(3)	(3)
Servicing rights originated	71	13	84	117	13	130
Servicing rights purchased	53	—	53	109	—	109
Fair value changes due to inputs and assumptions [1]	150	—	150	72	—	72
Other changes in fair value [2]	(61)	—	(61)	(109)	—	(109)
Sale of servicing rights	(1)	—	(1)	(2)	—	(2)
Balance, June 30, 2015	$1,393	$23	$1,416	$1,393	$23	$1,416
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014
COMMON SHARE ROLLFORWARD
Balance, beginning of period	522,031	524,540	527,358	532,800	534,780
Common shares issued for employee benefit plans and restricted stock activity	227	364	106	39	109
Repurchase of common stock	(4,213)	(2,873)	(2,924)	(5,481)	(2,089)
Balance, end of period	518,045	522,031	524,540	527,358	532,800

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-U.S. GAAP MEASURES - APPENDIX A TO THE EARNINGS RELEASE
	Three Months Ended					Six Months Ended
	June 30	March 31	December 31	September 30	June 30	June 30
(Dollars in millions) (Unaudited)	2015	2015	2014	2014	2014	2015	2014
NON-U.S. GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net interest income	$1,167	$1,140	$1,211	$1,215	$1,209	$2,307	$2,414
Taxable-equivalent adjustment	36	35	37	36	35	71	69
Net interest income - FTE	1,203	1,175	1,248	1,251	1,244	2,378	2,483
Noninterest income	874	817	795	780	957	1,692	1,748
Total revenue - FTE	2,077	1,992	2,043	2,031	2,201	4,070	4,231
Gain on sale of asset management subsidiary	—	—	—	—	(105)	—	(105)
Total revenue - FTE, excluding gain on sale of asset management subsidiary [2]	$2,077	$1,992	$2,043	$2,031	$2,096	$4,070	$4,126
Noninterest income	$874	$817	$795	$780	$957	$1,692	$1,748
Gain on sale of asset management subsidiary	—	—	—	—	(105)	—	(105)
Noninterest income, excluding gain on sale of asset management subsidiary [2]	$874	$817	$795	$780	$852	$1,692	$1,643
Return on average common shareholders’ equity	8.50%	7.59%	6.91%	10.41%	7.29%	8.05%	7.44%
Effect of removing average intangible assets, excluding MSRs	3.27	2.94	2.71	4.18	3.00	3.11	3.09
Return on average tangible common shareholders' equity [3]	11.77%	10.53%	9.62%	14.59%	10.29%	11.16%	10.53%
Efficiency ratio [4]	63.92%	64.23%	69.00%	62.03%	68.93%	64.07%	67.92%
Impact of excluding amortization of intangible assets	(0.33)	(0.32)	(0.56)	(0.34)	(0.16)	(0.32)	(0.16)
Tangible efficiency ratio [5]	63.59	63.91	68.44	61.69	68.77	63.75	67.76
Impact of Form 8-K and other legacy mortgage-related items	—	—	(7.10)	—	(5.08)	—	(2.61)
Adjusted tangible efficiency ratio [5,6]	63.59%	63.91%	61.34%	61.69%	63.69%	63.75%	65.15%

	June 30	March 31	December 31	September 30	June 30
(Dollars in millions, except per share data) (Unaudited)	2015	2015	2014	2014	2014
Total shareholders' equity	$23,223	$23,260	$23,005	$22,269	$22,131
Goodwill, net of deferred taxes of $234 million, $231 million, $214 million, $210 million, and $206 million, respectively	(6,103)	(6,106)	(6,123)	(6,127)	(6,131)
Other intangible assets (including other servicing rights), net of deferred taxes of $4 million, $0, $0, $0, and $1 million, respectively, and MSRs	(1,412)	(1,193)	(1,219)	(1,320)	(1,276)
MSRs	1,393	1,181	1,206	1,305	1,259
Tangible equity	17,101	17,142	16,869	16,127	15,983
Preferred stock	(1,225)	(1,225)	(1,225)	(725)	(725)
Tangible common equity	$15,876	$15,917	$15,644	$15,402	$15,258
Total assets	$188,858	$189,881	$190,328	$186,818	$182,559
Goodwill	(6,337)	(6,337)	(6,337)	(6,337)	(6,337)
Other intangible assets (including MSRs and other servicing rights)	(1,416)	(1,193)	(1,219)	(1,320)	(1,277)
MSRs	1,393	1,181	1,206	1,305	1,259
Tangible assets	$182,498	$183,532	$183,978	$180,466	$176,204
Tangible equity to tangible assets [7]	9.37%	9.34%	9.17%	8.94%	9.07%
Tangible book value per common share [8]	$30.65	$30.49	$29.82	$29.21	$28.64
Total loans held for investment	$132,538	$132,380	$133,112	$132,151	$129,744
Government guaranteed loans held for investment	(5,026)	(4,992)	(5,459)	(5,965)	(6,081)
Fair value loans held for investment	(263)	(268)	(272)	(284)	(292)
Total loans held for investment, excluding government guaranteed and fair value loans	$127,249	$127,120	$127,381	$125,902	$123,371
ALLL to total loans held for investment, excluding government guaranteed and fair value loans [9]	1.44%	1.49%	1.52%	1.56%	1.62%

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-U.S. GAAP MEASURES - APPENDIX A TO THE EARNINGS RELEASE, continued
	Three Months Ended					Six Months Ended
	June 30	March 31	December 31	September 30	June 30	June 30
(Dollars in millions, except per share data) (Unaudited)	2015	2015	2014	2014	2014	2015	2014
NON-U.S. GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net income available to common shareholders	$467	$411	$378	$563	$387	$877	$780
Adjusting items:
Operating losses related to settlement of certain legal matters	—	—	—	—	204	—	204
Gain on sale of asset management subsidiary	—	—	—	—	(105)	—	(105)
Other legacy mortgage-related matters	—	—	145	—	(25)	—	(25)
Tax benefit related to above items	—	—	(57)	—	(25)	—	(25)
Tax benefit related to completion of tax authority exam	—	—	—	(130)	—	—	—
Total adjusting items	—	—	88	(130)	49	—	49
Adjusted net income available to common shareholders [6]	$467	$411	$466	$433	$436	$877	$829

Net income per average common share, diluted	$0.89	$0.78	$0.72	$1.06	$0.72	$1.67	$1.45
Impact of adjusting items	—	—	0.17	(0.25)	0.09	—	0.09
Adjusted net income per average common share, diluted [6,10]	$0.89	$0.78	$0.88	$0.81	$0.81	$1.67	$1.54

1 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. Additionally, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.
2 SunTrust presents total revenue - FTE excluding gain on sale of asset management subsidiary and noninterest income excluding gain on sale of asset management subsidiary. The Company believes revenue and noninterest income excluding the gain on sale of the asset management subsidiary is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.
3 SunTrust presents return on average tangible common shareholders' equity to exclude intangible assets, except for MSRs. The Company believes this measure is useful to investors because, by removing the effect of intangible assets, except for MSRs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry who present a similar measure. The Company also believes that removing intangible assets, except for MSRs, is a more relevant measure of the return on the Company's common shareholders' equity.
4 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
5 SunTrust presents a tangible efficiency ratio, which excludes the amortization of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
6 SunTrust presents adjusted net income available to common shareholders, adjusted net income per average common diluted share, and an adjusted tangible efficiency ratio excluding items previously announced on Form 8-Ks filed with the SEC on January 5, 2015, September 9, 2014, and July 3, 2014, as well as other legacy mortgage-related items. The Company believes this measure is useful to investors because it removes the effect of material items impacting current and prior periods' results, allowing a more useful view of normalized operations. Removing these items also allows investors to compare the Company's results to other companies in the industry that may not have had similar items impacting their results.
7 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
8 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.
9 SunTrust presents a ratio of ALLL to total loans, excluding government guaranteed and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance, and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss, better depicts the allowance relative to loans the allowance is intended to cover.
10Amounts may not foot as presented due to rounding.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT
	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	2015	2014	% Change	2015	2014	% Change
Statements of Income:
Net interest income	$676	$649	4%	$1,342	$1,291	4%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	676	649	4	1,342	1,291	4
Provision for credit losses [1]	9	42	(79)	79	95	(17)
Net interest income - FTE - after provision for credit losses	667	607	10	1,263	1,196	6
Noninterest income before net securities gains/(losses)	390	381	2	752	743	1
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	390	381	2	752	743	1
Noninterest expense before amortization	724	724	—	1,443	1,426	1
Amortization	1	3	(67)	3	6	(50)
Total noninterest expense	725	727	—	1,446	1,432	1
Income - FTE - before provision for income taxes	332	261	27	569	507	12
Provision for income taxes	124	96	29	212	186	14
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	208	165	26	357	321	11
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$208	$165	26	$357	$321	11

Total revenue - FTE	$1,066	$1,030	3	$2,094	$2,034	3
Selected Average Balances:
Total loans	$40,337	$41,517	(3)%	$40,727	$41,387	(2)%
Goodwill	4,262	4,262	—	4,262	4,262	—
Other intangible assets excluding MSRs	12	19	(37)	13	21	(38)
Total assets	46,486	47,196	(2)	46,805	47,066	(1)
Consumer and commercial deposits	91,287	85,154	7	90,927	84,681	7
Performance Ratios:
Efficiency ratio	67.92%	70.54%		69.04%	70.39%
Impact of excluding amortization and associated funding cost of intangible assets	(1.55)	(1.99)		(1.60)	(2.03)
Tangible efficiency ratio	66.37%	68.55%		67.44%	68.36%
Other Information (End of Period):
Managed (discretionary) assets				$44,001	$50,318	(13)%
Non-managed assets				55,973	53,926	4
Total assets under administration				99,974	104,244	(4)
Brokerage assets				48,507	46,196	5
Total assets under advisement				$148,481	$150,440	(1)

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING
	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	2015	2014	% Change [2]	2015	2014	% Change [2]
Statements of Income:
Net interest income	$444	$410	8%	$874	$801	9%
FTE adjustment	35	34	3	69	68	1
Net interest income - FTE	479	444	8	943	869	9
Provision for credit losses [1]	30	8	NM	26	30	(13)
Net interest income - FTE - after provision for credit losses	449	436	3	917	839	9
Noninterest income before net securities gains/(losses)	344	312	10	656	587	12
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	344	312	10	656	587	12
Noninterest expense before amortization	390	390	—	791	813	(3)
Amortization	5	—	NM	11	—	NM
Total noninterest expense	395	390	1	802	813	(1)
Income - FTE - before provision for income taxes	398	358	11	771	613	26
Provision for income taxes	101	86	17	193	134	44
FTE adjustment	35	34	3	69	68	1
Net income including income attributable to noncontrolling interest	262	238	10	509	411	24
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$262	$238	10	$509	$411	24

Total revenue - FTE	$823	$756	9	$1,599	$1,456	10
Selected Average Balances:
Total loans	$67,645	$61,366	10%	$67,691	$60,159	13%
Goodwill	2,075	2,075	—	2,075	2,071	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	81,026	72,691	11	81,129	71,375	14
Consumer and commercial deposits	48,587	43,063	13	48,051	42,683	13
Performance Ratios:
Efficiency ratio	48.03%	51.73%		50.12%	55.80%
Impact of excluding amortization and associated funding cost of intangible assets	(1.28)	(0.84)		(1.34)	(0.94)
Tangible efficiency ratio	46.75%	50.89%		48.78%	54.86%

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING
	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	2015	2014	% Change [2]	2015	2014	% Change [2]
Statements of Income:
Net interest income	$123	$140	(12)%	$244	$274	(11)%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	123	140	(12)	244	274	(11)
(Benefit)/provision for credit losses [1]	(13)	24	NM	(23)	50	NM
Net interest income - FTE - after (benefit)/provision for credit losses	136	116	17	267	224	19
Noninterest income before net securities gains/(losses)	105	119	(12)	236	219	8
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	105	119	(12)	236	219	8
Noninterest expense before amortization	180	364	(51)	357	550	(35)
Amortization	—	—	—	—	—	—
Total noninterest expense	180	364	(51)	357	550	(35)
Income - FTE - before provision/(benefit) for income taxes	61	(129)	NM	146	(107)	NM
Provision/(benefit) for income taxes	4	(47)	NM	34	(41)	NM
FTE adjustment	—	—	—	—	—	—
Net income/(loss) including income attributable to noncontrolling interest	57	(82)	NM	112	(66)	NM
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income/(loss)	$57	($82)	NM	$112	($66)	NM

Total revenue - FTE	$228	$259	(12)	$480	$493	(3)
Selected Average Balances:
Total loans	$24,793	$27,803	(11)%	$24,617	$28,043	(12)%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	28,555	31,251	(9)	28,247	31,400	(10)
Consumer and commercial deposits	2,980	2,220	34	2,671	2,054	30
Performance Ratios:
Efficiency ratio	79.05%	140.96%		74.33%	111.61%
Impact of excluding amortization and associated funding cost of intangible assets	—	—		—	—
Tangible efficiency ratio	79.05%	140.96%		74.33%	111.61%
Other Information:
Production Data
Channel mix
Retail	$3,144	$2,204	43%	$5,569	$3,884	43%
Wholesale	—	1	(100)	—	1	(100)
Correspondent	3,347	1,879	78	6,032	3,305	83
Total production	$6,491	$4,084	59	$11,601	$7,190	61
Channel mix - percent
Retail	48%	54%		48%	54%
Correspondent	52	46		52	46
Total production	100%	100%		100%	100%
Purchase and refinance mix
Refinance	$3,051	$1,366	NM	$6,122	$2,722	NM
Purchase	3,440	2,718	27	5,479	4,468	23
Total production	$6,491	$4,084	59	$11,601	$7,190	61
Purchase and refinance mix - percent
Refinance	47%	33%		53%	38%
Purchase	53	67		47	62
Total production	100%	100%		100%	100%

Applications	$8,823	$6,720	31	$18,616	$11,749	58
Mortgage Servicing Data (End of Period):
Total loans serviced				145,491	$134,420	8%
Total loans serviced for others				118,394	105,388	12
Net carrying value of MSRs				1,393	1,259	11
Ratio of net carrying value of MSRs to total loans serviced for others				1.177%	1.195%
1 (Benefit)/provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the (benefit)/provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER
	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	2015	2014	% Change [3]	2015	2014	% Change [3]
Statements of Income:
Net interest (expense)/income [1]	($76)	$10	NM	($153)	$48	NM
FTE adjustment	1	1	—	2	1	100
Net interest (expense)/income - FTE [1]	(75)	11	NM	(151)	49	NM
Provision/(benefit) for credit losses [2]	—	(1)	(100)	—	—	—
Net interest (expense)/income - FTE - after provision/(benefit) for credit losses [1]	(75)	12	NM	(151)	49	NM
Noninterest income before net securities gains/(losses)	21	146	(86)	34	201	(83)
Net securities gains/(losses)	14	(1)	NM	14	(2)	NM
Total noninterest income	35	145	(76)	48	199	(76)
Noninterest expense before amortization	27	35	(23)	4	78	(95)
Amortization	1	1	—	(1)	1	NM
Total noninterest expense	28	36	(22)	3	79	(96)
(Loss)/income - FTE - before (benefit)/provision for income taxes	(68)	121	NM	(106)	169	NM
(Benefit)/provision for income taxes	(27)	38	NM	(46)	19	NM
FTE adjustment	1	1	—	2	1	100
Net (loss)/income including income attributable to noncontrolling interest	(42)	82	NM	(62)	149	NM
Less: net income attributable to noncontrolling interest	2	4	(50)	4	11	(64)
Net (loss)/income	($44)	$78	NM	($66)	$138	NM

Total revenue - FTE	($40)	$156	NM	($103)	$248	NM

Selected Average Balances:
Total loans	$54	$48	13%	$47	$46	2%
Securities available for sale	26,309	22,975	15	26,061	22,782	14
Goodwill	—	31	(100)	—	36	(100)
Other intangible assets excluding MSRs	—	7	(100)	—	8	(100)
Total assets	32,243	28,682	12	32,604	28,563	14
Consumer and commercial deposits	(3)	35	NM	21	22	(5)

Other Information (End of Period):
Duration of investment portfolio (in years)				4.4	4.1
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months				2.3%	3.2%
Instantaneous 200 bp increase in rates over next 12 months				4.4%	6.2%
Instantaneous 25 bp decrease in rates over next 12 months				(0.9)%	(0.6)%

[1]	Net interest expense is driven by matched funds transfer pricing applied for segment reporting and actual net interest income.

[2]
Provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision/(benefit) attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitments reserve balances.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED SEGMENT TOTALS

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	2015	2014	% Change [1]	2015	2014	% Change [1]
Statements of Income:
Net interest income	$1,167	$1,209	(3)%	$2,307	$2,414	(4)%
FTE adjustment	36	35	3	71	69	3
Net interest income - FTE	1,203	1,244	(3)	2,378	2,483	(4)
Provision for credit losses	26	73	(64)	82	175	(53)
Net interest income - FTE - after provision for credit losses	1,177	1,171	1	2,296	2,308	(1)
Noninterest income before net securities gains/(losses)	860	958	(10)	1,678	1,750	(4)
Net securities gains/(losses)	14	(1)	NM	14	(2)	NM
Total noninterest income	874	957	(9)	1,692	1,748	(3)
Noninterest expense before amortization	1,321	1,513	(13)	2,595	2,867	(9)
Amortization	7	4	75	13	7	86
Total noninterest expense	1,328	1,517	(12)	2,608	2,874	(9)
Income - FTE - before provision for income taxes	723	611	18	1,380	1,182	17
Provision for income taxes	202	173	17	393	298	32
FTE adjustment	36	35	3	71	69	3
Net income including income attributable to noncontrolling interest	485	403	20	916	815	12
Less: net income attributable to noncontrolling interest	2	4	(50)	4	11	(64)
Net income	$483	$399	21	$912	$804	13

Total revenue - FTE	$2,077	$2,201	(6)	$4,070	$4,231	(4)

Selected Average Balances:
Total loans	$132,829	$130,734	2%	$133,082	$129,635	3%
Goodwill	6,337	6,368	—	6,337	6,369	(1)
Other intangible assets excluding MSRs	12	26	(54)	13	29	(55)
Total assets	188,310	179,820	5	188,785	178,404	6
Consumer and commercial deposits	142,851	130,472	9	141,670	129,440	9

Performance Ratios:
Efficiency ratio	63.92%	68.93%		64.07%	67.92%
Impact of excluding amortization and associated funding cost of intangible assets	(0.33)	(0.16)		(0.32)	(0.16)
Tangible efficiency ratio	63.59%	68.77%		63.75%	67.76%

Other Information (End of Period):
Managed (discretionary) assets				$44,001	$50,318	(13)%
Non-managed assets				55,973	53,926	4
Total assets under administration				99,974	104,244	(4)
Brokerage assets				48,507	46,196	5
Total assets under advisement				$148,481	$150,440	(1)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.